UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2015

LIBERATOR MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-05663	87-0267292
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

2979 SE Gran Park Way, Stuart, Florida 34997
(Address of Principal Executive Offices)

(772) 287-2414
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

On September 11, 2015, Liberator Medical Holdings, Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders to (i) elect directors; and (ii) ratify the appointment of its independent registered public accounting firm.  A majority of the stockholders entitled to vote at the annual meeting were present at the annual meeting in person or by proxy.  The following table shows the number of votes cast for, against, abstentions, and the number of broker non-votes on each matter.

Election of Directors:	For	Against	Withheld	Broker Non-Vote
Mark A. Libratore	31,951,772	0	135,769	10,754,511
Jeannette Corbett	31,315,758	0	771,783	10,754,511
Tyler Wick	31,772,277	0	315,264	10,754,511
Ruben J. King-Shaw, Jr.	31,719,198	0	368,343	10,754,511
Philip Sprinkle	31,934,572	0	152,969	10,754,511

Ratification of Public Accountants:	For	Against	Abstain
Crowe Horwath LLP	42,555,834	263,120	23,098

Act upon such other business as may properly come before the Annual Meeting	For	Against	Abstain
	38,385,733	3,814,640	641,679

Item 8.01

Other Events

On September 11, 2015, Mark A. Libratore, the Company’s President and Chief Executive Officer, addressed the stockholders at the Company’s annual meeting of stockholders in Stuart, Florida.  Mr. Libratore’s remarks are filed as Exhibit 99.1 to this Report on Form 8-K.

The information under this caption, “Item 8.01 – Other Events,” including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.  This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description

99.1	Remarks of President and Chief Executive at the Company’s Annual Stockholders Meeting on September 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATOR MEDICAL HOLDINGS, INC.

Registrant

Dated: September 11, 2015

/s/ Mark A. Libratore

Mark A. Libratore, President

3